Exhibit 99.1

Contact:	Mark Hord ViewPoint Financial Group, Inc. 972-578-5000, Ext. 7440	FOR IMMEDIATE RELEASE April 26, 2012

VIEWPOINT FINANCIAL GROUP, INC. REPORTS FIRST QUARTER EARNINGS

50 Basis Point Increase in Net Interest Margin

PLANO, Texas, April 26, 2012 — ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A., announced financial results today for the quarter ended March 31, 2012. Detailed results of the quarter will be available in the Company’s Quarterly Report on Form 10-Q, which will be filed tomorrow and posted on our websites, http://www.viewpointbank.com and http://www.viewpointfinancialgroup.com.

Performance Highlights

•

Net interest margin increased 50 basis points year over year and 17 basis points linked quarter. A reduction in interest expense from the fourth quarter of 2011, as well as changes in the mix of earnings assets, led the net interest margin to increase to 3.30% for the quarter, compared to 3.13% last quarter.

•

Higher year-over-year balances in Warehouse Purchase Program, commercial real estate and commercial and industrial loans led to increased interest income this quarter compared to the same quarter last year. Interest income increased by $1.5 million for the three months ended March 31, 2012, compared to the same period in 2011, driven by increased volume in Warehouse Purchase Program, commercial real estate and commercial and industrial loans.

•

Net income increased by $518,000, or 7.9%, year over year. The increase in net income was driven by higher net interest income, a lower provision for loan losses, higher net gain on sale of mortgage loans and lower noninterest expense. Net income for the three months ended March 31, 2011, included a $2.2 million net of tax gain on the sale of available for sale securities, which equated to $0.07 per share.

•	Basic and diluted EPS increased by $0.02. Basic and diluted earnings per share for the three months ended March 31, 2012, was $0.22, up $0.02 from the three months ended March 31, 2011.

•

Lower net charge-offs contributed to a decrease in provision expense. The provision for loan losses decreased by $200,000, or 18.3%, during the three months ended March 31, 2012, compared to the same period last year.

“I am pleased with the continued strong quarterly performance of our company,” said new President and CEO Kevin Hanigan, who joined ViewPoint April 2 as part of the Company’s merger with Highlands Bancshares. “ViewPoint is off to a great start this year, with an improved net interest margin, reduced expenses and lower provisions for loan losses—all of which positions us for further success. I am very happy to be here, and I look forward to the continued execution of our strategy.”

Net Interest Margin

The net interest margin for the first quarter of 2012 was 3.30%, a 50 basis point increase from the first quarter of 2011 and a 17 basis point increase from the fourth quarter of 2011. The year over year increase was primarily due to reduced deposit and borrowing costs and a change in the mix of earning assets to a higher balance in loans in relationship to securities. The linked-quarter increase was primarily attributable to lower deposit costs due to gradual rate reductions in Absolute Checking and other interest-bearing deposit accounts.

Results of Operations for the Quarter Ended March 31, 2012

Net income for the three months ended March 31, 2012, was $7.1 million, an increase of $518,000, or 7.9%, from net income of $6.6 million for the three months ended March 31, 2011. Net income for the three months ended March 31, 2011, included a $2.2 million net of tax gain on the sale of available for sale securities. The increase in net income was driven by higher net interest income, a lower provision for loan losses, higher net gain on sale of mortgage loans and lower noninterest expense.

Our basic and diluted earnings per share for the three months ended March 31, 2012, was $0.22, a $0.02 increase from $0.20 for the three months ended March 31, 2011.

Net income for the quarter ended March 31, 2012, decreased by $2.7 million, or 27.6%, from net income of $9.8 million for the quarter ended December 31, 2011. Net income for the three months ended December 31, 2011, included a $1.9 million net of tax gain on sale of securities. The decline in interest income primarily resulted from lower Warehouse Purchase Program production, which was partially offset by lower interest expense and a reduction in noninterest expense. The decrease in noninterest expense was primarily due to lower salary expense, resulting from decreased salary expenses related to an employee retirement and reduced bonus expense. Additionally, noninterest expense for the fourth quarter of 2011 included $471,000 of one-time acquisition costs, compared to $143,000 of these costs recognized during the first quarter of 2012.

The provision for loan losses was $895,000 for the three months ended March 31, 2012, a decrease of $334,000, or 27.2%, from the three months ended December 31, 2011, and a decrease of $200,000, or 18.3%, from the three months ended March 31, 2011. The balance of the allowance for loan losses increased by $536,000 from December 31, 2011, to March 31, 2012, as management increased qualitative factors considered in determining the appropriateness of the allowance due to the subdued economic conditions. Despite the economic conditions, the Company has not experienced an increase in charge-offs, as net charge-offs declined from $448,000 for the first quarter of 2011 to $359,000 for the first quarter of 2012.

Financial Condition as of March 31, 2012

Total assets decreased by $139.5 million, or 4.4%, to $3.04 billion at March 31, 2012, from $3.18 billion at December 31, 2011. The decrease in total assets was primarily due to a $99.9 million decrease in loans held for sale and a $56.8 million decrease in investment securities, which led to a $113.9 million decrease in FHLB advances. These declines were partially offset by a $27.4 million increase in net loans held for investment. The decline in securities balances and the increase in loans held for investment improved our mix of earning assets, which positively impacted our net interest margin.

Loan Portfolio

During the three months ended March 31, 2012, loans held for investment increased by $28.1 million, or 2.3%, from $1.23 billion at December 31, 2011, to $1.26 billion at March 31, 2012. This increase was primarily due to a $38.7 million, or 6.6%, increase in commercial real estate loans. Our commercial and industrial portfolio remained relatively flat, decreasing by $304,000, or 0.4%, from December 31, 2011. Loans held for sale declined by $99.9 million, or 12.0%, primarily due to an $87.7 million decrease in Warehouse Purchase Program ending balances at March 31, 2012, compared to December 31, 2011. Despite the decline from the fourth quarter of 2011, the average balance of Warehouse Purchase Program loans increased this quarter by $364.0 million, or 133.0%, compared to the same quarter last year.

Our allowance for loan losses at March 31, 2012, was $18.0 million, or 1.43% of total loans, compared to $17.5 million, or 1.42% of total loans, at December 31, 2011. Our allowance for loan losses to non-performing loans ratio was 80.36% at March 31, 2012, compared to 75.71% as of December 31, 2011. Our non-performing loans to total loans ratio at March 31, 2012, was 1.79%, compared to 1.88% at December 31, 2011. Non-performing loans decreased by $671,000, from $23.1 million at December 31, 2011, to $22.4 million at March 31, 2012. This decrease was primarily caused by a $353,000 decline in non-performing one- to four-family mortgage loans and a $302,000 decrease in non-performing commercial real estate loans. The same commercial real estate loans were considered non-performing at March 31, 2012, compared to December 31, 2011; the decrease was due to principal payments.

Merger with Highlands Bancshares, Inc.

On April 2, 2012, the Company announced the completion of its acquisition of Highlands Bancshares, Inc., parent company of The First National Bank of Jacksboro, which operated in Dallas under the name Highlands Bank. Under the terms of the all-stock transaction, each outstanding share of Highlands common stock, which totaled 8,307,911 at the time of the transaction, was exchanged for 0.6636 shares of Company stock, resulting in an increase of 5,513,130 shares of Company common stock. In addition, Highlands President and CEO Kevin Hanigan joined the Company and Bank as president and chief executive officer as part of the agreement. He also was appointed to the Company’s and Bank’s Boards of Directors, along with former Highlands’ board member Bruce Hunt.

Conference Call

The Company will host an investor conference call to review these results on Friday, April 27, 2012, at 10 a.m., Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10012526. This replay, as well as the webcast, will be available until the Company’s next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four Highlands Bank locations in Dallas and two First National Bank of Jacksboro locations in Jack and Wise Counties, as well as eight loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company’s Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake— and specifically declines any obligation—to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash and due from financial institutions	$16,507	$16,661
Short-term interest-bearing deposits in other financial institutions	28,000	29,687

Total cash and cash equivalents	44,507	46,348
Securities available for sale, at fair value	411,515	433,745
Securities held to maturity (fair value: March 31, 2012 – $483,876, December 31, 2011 – $518,142)	465,957	500,488
Loans held for sale (includes $9,168 and $16,607 carried at fair value at March 31, 2012, and December 31, 2011)	734,408	834,352
Loans held for investment (net of allowance for loan losses of $18,023 at March 31, 2012 and $17,487 at December 31, 2011)	1,238,486	1,211,057
FHLB and Federal Reserve Bank stock, at cost	32,924	37,590
Bank-owned life insurance	29,116	29,007
Foreclosed assets, net	2,021	2,293
Premises and equipment, net	49,721	50,261
Goodwill	818	818
Accrued interest receivable	8,045	8,982
Prepaid FDIC assessment	4,574	4,967
Other assets	19,020	20,670

Total assets	$3,041,112	$3,180,578

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing demand	$231,768	$211,670
Interest-bearing demand	488,807	498,253
Savings and money market	762,089	759,576
Time	450,955	493,992

Total deposits	1,933,619	1,963,491
FHLB advances (net of prepayment penalty of $3,964 at March 31, 2012 and $4,222 at December 31, 2011)	632,512	746,398
Repurchase agreement	25,000	25,000
Accrued interest payable	1,171	1,220
Other liabilities	36,205	38,160

Total liabilities	2,628,507	2,774,269

Commitments and contingent liabilities	—	—

Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued – March 31, 2012 and December 31, 2011	—	—
Common stock, $.01 par value; 90,000,000 shares authorized; 33,703,080 shares issued – March 31, 2012 and 33,700,399 shares issued – December 31, 2011	337	337
Additional paid-in capital	280,139	279,473
Retained earnings	149,585	144,535
Accumulated other comprehensive income, net	1,560	1,347
Unearned Employee Stock Ownership Plan (ESOP) shares; 2,056,185 shares at March 31, 2012 and 2,102,234 shares at December 31, 2011	(19,016)	(19,383)

Total shareholders’ equity	412,605	406,309

Total liabilities and shareholders equity’	$3,041,112	$3,180,578

VIEWPOINT FINANCIAL GROUP, INC.

Consolidated Statements of Income

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Interest and dividend income
Loans, including fees	$24,320	$20,461
Taxable securities	4,458	6,868
Nontaxable securities	473	473
Interest-bearing deposits in other financial institutions	19	72
FHLB and Federal Reserve Bank stock	106	21

	29,376	27,895
Interest expense
Deposits	3,229	6,083
FHLB advances	2,454	2,486
Repurchase agreement	203	201
Other borrowings	—	148

	5,886	8,918

Net interest income	23,490	18,977
Provision for loan losses	895	1,095

Net interest income after provision for loan losses	22,595	17,882

Non-interest income
Service charges and fees	4,238	4,647
Other charges and fees	128	175
Net gain on sale of mortgage loans	2,232	1,949
Bank-owned life insurance income	109	118
Gain on sale of available for sale securities	—	3,415
Loss on sale and disposition of assets	(81)	(210)
Other	104	373

	6,730	10,467

Non-interest expense
Salaries and employee benefits	11,724	11,854
Advertising	285	356
Occupancy and equipment	1,470	1,423
Outside professional services	483	653
Regulatory assessments	581	959
Data processing	1,245	1,069
Office operations	1,545	1,454
Other	1,119	1,093

	18,452	18,861

Income before income tax expense	10,873	9,488
Income tax expense	3,801	2,934

Net income	$7,072	$6,554

Weighted average common shares outstanding—basic	31,545,748	32,353,331
Weighted average common shares outstanding—diluted	31,666,355	32,432,793
Per share information
Basic	$0.22	$0.20
Diluted	$0.22	$0.20
Cash dividends declared per share	$0.06	$0.05

VIEWPOINT FINANCIAL GROUP, INC.

Selected Financial Highlights (unaudited)

	At or for the Quarters Ended
	March 2012	December 2011	September 2011	June 2011	March 2011
	(Dollars in thousands, except share and per share amounts)
Financial Data:
Total assets	$3,041,112	$3,180,578	$3,235,278	$2,963,882	$2,796,016
Total loans	1,972,894	2,045,409	1,840,830	1,550,894	1,405,151
Total securities	877,472	934,233	1,195,182	1,228,825	1,223,713
Total deposits	1,933,619	1,963,491	2,073,627	2,070,894	2,033,019
Total shareholders’ equity	412,605	406,309	406,686	407,006	399,785
Net interest income	23,490	24,157	20,479	18,965	18,977
Provision for loan losses	895	1,229	581	1,065	1,095
Operating non-interest income	6,730	7,385	6,207	7,636	7,052
Gain on sale of available for sale securities	—	2,853	—	—	3,415
Non-interest expense	18,452	19,544	18,567	18,268	18,861
Income tax expense	3,801	3,848	2,395	2,411	2,934
Net income	7,072	9,774	5,143	4,857	6,554

Share Data:
Basic earnings per common share	$0.22	$0.31	$0.16	$0.15	$0.20
Diluted earnings per common share	0.22	0.31	0.16	0.15	0.20
Dividends declared per share	0.06	0.05	0.05	0.05	0.05
Book value per share	12.24	12.06	11.87	11.68	11.48
Tangible book value per share—Non-GAAP [1]	12.21	12.02	11.83	11.64	11.43

Shares outstanding at end of period	33,703,080	33,700,399	34,262,491	34,839,491	34,839,491
Weighted average common shares outstanding—basic	31,545,748	31,617,219	32,468,640	32,445,527	32,353,331
Weighted average common shares outstanding—diluted	31,666,355	31,681,326	32,497,283	32,510,134	32,432,793

Key Ratios:
Tier 1 risk-based capital ratio [2]	25.22%	24.40%	21.20%	24.93%	27.17%
Total risk-based capital ratio [2]	26.33%	25.46%	21.93%	25.79%	28.09%
Tier 1 leverage ratio [2]	13.79%	12.58%	12.31%	13.50%	14.15%
Equity to total assets	13.57%	12.77%	12.57%	13.73%	14.30%
Tangible equity to tangible assets—Non-GAAP [1]	13.53%	12.74%	12.54%	13.69%	14.25%

[1]	See the section labeled “Supplemental Information—Non-GAAP Financial Measures” at the end of this document.
[2]	Calculated at the ViewPoint Financial Group level, which is subject to the capital adequacy requirements of the Federal Reserve.

On December 19, 2011, the Bank converted its charter from a federal thrift charter to a national banking charter, with regulatory oversight by the OCC.

	Ending Balances At
	March 2012	December 2011	September 2011	June 2011	March 2011
	(Dollars in thousands)
Deposits:
Non-interest bearing demand	$231,768	$211,670	$207,940	$194,704	$189,632
Interest-bearing demand	488,807	498,253	496,269	482,552	461,272
Savings	168,706	155,276	155,476	156,659	158,399
Money market	581,504	592,979	596,561	575,041	550,503
IRA	11,879	11,321	10,201	10,023	9,555
Certificates	450,955	493,992	607,180	651,915	663,658

Total Deposits	$1,933,619	$1,963,491	$2,073,627	$2,070,894	$2,033,019

	Ending Balances At
	March 2012	December 2011	September 2011	June 2011	March 2011
	(Dollars in thousands)
One- to four- family	$361,174	$371,655	$372,949	$376,618	$370,852
Commercial	621,499	583,487	531,729	512,636	483,140
One- to four- family construction	10,896	8,289	9,870	8,840	10,662
Commercial construction	2,558	1,841	15,185	9,212	1,659
Home equity/home improvement	139,339	140,966	140,945	142,328	140,518

Total real estate loans	1,135,466	1,106,238	1,070,678	1,049,634	1,006,831

Automobile	32,867	33,027	32,525	33,800	37,387
Unsecured loans	11,152	11,747	11,918	12,255	12,999
Secured consumer loans	6,312	6,396	6,476	6,060	5,758

Total consumer loans	50,331	51,170	50,919	52,115	56,144

Commercial and industrial	70,316	70,620	44,014	44,441	38,539

Gross loans held for investment	1,256,113	1,228,028	1,165,611	1,146,190	1,101,514

Mortgage loans held for sale	734,408	834,352	691,204	420,617	318,998

Gross loans	$1,990,521	$2,062,380	$1,856,815	$1,566,807	$1,420,512

Nonaccruing loans: [1]
One- to four- family real estate	$4,987	$5,340	$4,896	$5,337	$4,081
Commercial real estate	15,774	16,076	10,768	10,785	10,074
Home equity/home improvement	1,170	1,226	1,330	1,292	1,153
Consumer	29	26	—	186	267
Commercial and industrial	467	430	445	266	455

Total non-performing loans	22,427	23,098	17,439	17,866	16,030

Foreclosed assets	2,021	2,293	2,098	2,377	2,465

Total non-performing assets	$24,448	$25,391	$19,537	$20,243	$18,495

Total past due loans to total loans [2]	1.52%	2.19%	0.71%	0.87%	1.31%
Total non-performing assets to total assets	0.80%	0.80%	0.60%	0.68%	0.66%
Total non-performing loans to total loans [2]	1.79%	1.88%	1.50%	1.56%	1.46%
Allowance for loan losses to non-performing loans	80.36%	75.71%	94.82%	90.45%	96.66%
Allowance for loan losses to total loans [2]	1.43%	1.42%	1.42%	1.41%	1.41%

Troubled Debt Restructured Loans:
Performing troubled debt restructurings:
One- to four- family real estate	$374	$136	$280	$226	$131
Commercial real estate	3,087	2,860	2,860	—	—
Home equity/home improvement	106	107	—	—	—
Consumer	121	142	48	39	52
Commercial and industrial	21	26	—	—	—

Total	$3,709	$3,271	$3,188	$265	$183

Nonaccruing troubled debt restructurings:
One- to four- family real estate	$1,093	$843	$855	$346	$574
Commercial real estate	9,063	9,266	9,264	9,270	9,274
Home equity/home improvement	77	81	—	—	—
Consumer	13	18	—	41	44
Commercial and industrial	287	212	214	217	218

Total	$10,533	$10,420	$10,333	$9,874	$10,110

Allowance for loan losses:
Balance at beginning of period	$17,487	$16,535	$16,159	$15,494	$14,847
Provision expense	895	1,229	581	1,065	1,095
Charge-offs	(496)	(408)	(314)	(527)	(573)
Recoveries	137	131	109	127	125

Balance at end of period	$18,023	$17,487	$16,535	$16,159	$15,494

Net Charge-Offs (Recoveries)
One- to four- family real estate	$77	$161	$(4)	$55	$(4)
Commercial real estate	—	—	(2)	—	(12)
Home equity/home improvement	—	72	9	61	77
Consumer	90	62	77	143	203
Commercial and industrial	192	(18)	125	141	184

Total	$359	$277	$205	$400	$448

[1]	Includes nonaccruing troubled debt restructurings.
[2]	Total loans does not include loans held for sale.

	Average Balances and Yields/Rates for Quarter Ended
	March 2012	December 2011	September 2011	June 2011	March 2011
		(Dollars in thousands)
Loans:
One- to four- family real estate	$371,257	$377,106	$381,322	$380,152	$375,686
Loans held for sale:
Warehouse Purchase Program	637,525	705,261	395,711	282,266	273,572
ViewPoint Mortgage loans	24,163	31,484	21,213	20,894	23,145
Commercial real estate	582,710	556,909	524,516	505,290	482,763
Home equity/home improvement	140,754	140,000	141,483	141,349	140,011
Consumer	50,635	51,225	51,246	53,903	62,815
Commercial and industrial	69,519	51,926	43,806	38,523	39,654
Less: deferred fees and allowance for loan loss	(16,812)	(16,155)	(16,135)	(15,264)	(15,218)

Loans receivable	1,859,751	1,897,756	1,543,162	1,407,113	1,382,428
Securities	950,906	1,147,794	1,237,853	1,228,066	1,211,806
Overnight deposits	33,809	43,787	73,236	41,969	113,748

Total interest-earning assets	$2,844,466	$3,089,337	$2,854,251	$2,677,148	$2,707,982

Deposits:
Interest-bearing demand	$473,687	$485,897	$484,926	$468,964	$438,383
Savings and money market	759,590	758,191	753,252	733,517	708,342
Time	472,097	559,169	634,754	654,852	663,235
FHLB advances and other borrowings	610,255	750,202	458,620	316,518	417,383

Total interest-bearing liabilities	$2,315,629	$2,553,459	$2,331,552	$2,173,851	$2,227,343

Total deposits	$1,918,594	$2,007,715	$2,066,657	$2,053,098	$1,996,949

Loans:
One- to four- family real estate	5.08%	5.16%	5.29%	5.38%	5.37%
Loans held for sale:
Warehouse Purchase Program	4.16%	4.22%	4.36%	4.61%	4.74%
ViewPoint Mortgage loans	4.70%	4.17%	4.34%	5.44%	5.53%
Commercial real estate	6.22%	6.39%	6.60%	6.83%	6.74%
Home equity/home improvement	5.56%	5.67%	5.71%	5.79%	5.78%
Consumer	6.13%	6.47%	6.83%	6.56%	6.59%
Commercial and industrial	5.22%	5.92%	6.36%	6.46%	6.78%
Loans receivable	5.23%	5.29%	5.66%	5.92%	5.92%
Securities	2.12%	2.16%	2.30%	2.32%	2.43%
Overnight deposits	0.22%	0.24%	0.24%	0.27%	0.25%
Total interest-earning assets	4.13%	4.06%	4.06%	4.18%	4.12%

Deposits:
Interest-bearing demand	0.94%	1.39%	1.78%	2.02%	1.92%
Savings and money market	0.26%	0.30%	0.46%	0.57%	0.56%
Time	1.39%	1.56%	1.69%	1.75%	1.80%
FHLB advances and other borrowings	1.74%	1.47%	2.46%	3.49%	2.72%
Total interest-bearing liabilities	1.02%	1.12%	1.46%	1.66%	1.60%
Net interest spread	3.11%	2.94%	2.60%	2.52%	2.52%
Net interest margin	3.30%	3.13%	2.87%	2.83%	2.80%

	Three Months Ended March 31,
	2012			2011
	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
One- to four- family real estate	$371,257	$4,711	5.08%	$375,686	$5,041	5.37%
Loans held for sale:
Warehouse Purchase Program	637,525	6,632	4.16	273,572	3,240	4.74
ViewPoint Mortgage loans	24,163	284	4.70	23,145	320	5.53
Commercial real estate	582,710	9,054	6.22	482,763	8,130	6.74
Home equity/home improvement	140,754	1,955	5.56	140,011	2,023	5.78
Consumer	50,635	776	6.13	62,815	1,035	6.59
Commercial and industrial	69,519	908	5.22	39,654	672	6.78
Less: deferred fees and allowance for loan loss	(16,812)	—	—	(15,218)	—	—

Loans receivable [1]	1,859,751	24,320	5.23	1,382,428	20,461	5.92
Agency mortgage-backed securities	308,324	2,125	2.76	485,630	3,382	2.79
Agency collateralized mortgage obligations	552,215	2,308	1.67	643,115	3,378	2.10
Investment securities	56,813	498	3.51	65,518	581	3.55
FHLB and FRB stock	33,554	106	1.26	17,543	21	0.48
Interest earning deposit accounts	33,809	19	0.22	113,748	72	0.25

Total interest-earning assets	2,844,466	29,376	4.13	2,707,982	27,895	4.12

Non-interest-earning assets	131,352			137,864

Total assets	$2,975,818			$2,845,846

Interest-bearing liabilities:
Interest-bearing demand	$473,687	1,108	0.94	$438,383	2,102	1.92
Savings and money market	759,590	486	0.26	708,342	993	0.56
Time	472,097	1,635	1.39	663,235	2,988	1.80
Borrowings	610,255	2,657	1.74	417,383	2,835	2.72

Total interest-bearing liabilities	2,315,629	5,886	1.02	2,227,343	8,918	1.60

Non-interest-bearing checking	213,220			186,989

Non-interest-bearing liabilities	35,920			28,909

Total liabilities	2,564,769			2,443,241

Total shareholders’ equity	411,049			402,605

Total liabilities and shareholders’ equity	$2,975,818			$2,845,846

Net interest income and margin		$23,490	3.30%		$18,977	2.80%

Net interest income and margin (tax-equivalent basis) [2]		$23,663	3.33%		$19,152	2.83%

Net interest rate spread			3.11%			2.52%
Net earning assets	$528,837			$480,639

Average interest-earning assets to average interest-bearing liabilities	122.84%			121.58%

[1]

Calculated net of deferred fees, loan discounts, loans in process and allowance for loan losses. Construction loans have been included in the one- to four- family and commercial real estate line items, as appropriate.

[2]

In order to make pretax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent adjustment has been computed using a federal income tax rate of 35% for 2012 and 2011. Tax-exempt investments and loans had an average balance of $52.6 million for each of the three months ended March 31, 2012 and 2011.

At March 31, 2012	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale:
Agency residential mortgage-backed securities	$128,034	$1,596	$(15)	$129,615
Agency residential collateralized mortgage obligations	277,121	1,453	(722)	277,852
SBA pools	3,936	112	—	4,048

Total securities	$409,091	$3,161	$(737)	$411,515

Securities Held to Maturity:
Agency residential mortgage-backed securities	$155,649	$7,731	$(8)	$163,372
Agency commercial mortgage-backed securities	9,357	790	—	10,147
Agency residential collateralized mortgage obligations	250,482	4,808	(186)	255,104
Municipal bonds	50,469	4,784	—	55,253

Total securities	$465,957	$18,113	$(194)	$483,876

VIEWPOINT FINANCIAL GROUP, INC.

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	March 2012	December 2011	September 2011	June 2011	March 2011
	(Dollars in thousands, except share and per share amounts)
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$412,605	$406,309	$406,686	$407,006	$399,785
Less: Goodwill	(818)	(818)	(818)	(818)	(1,089)
Identifiable intangible assets, net	(371)	(420)	(466)	(578)	(638)

Total tangible shareholders’ equity at end of period	$411,416	$405,071	$405,402	$405,610	$398,058

Shares outstanding at end of period	33,703,080	33,700,399	34,262,491	34,839,491	34,839,491
Book value per share—GAAP	$12.24	$12.06	$11.87	$11.68	$11.48
Tangible book value per share—Non-GAAP	$12.21	$12.02	$11.83	$11.64	$11.43

Calculating of Tangible Equity to Tangible Assets:
Total assets at end of period	$3,041,112	$3,180,578	$3,235,278	$2,963,882	$2,796,016
Less: Goodwill	(818)	(818)	(818)	(818)	(1,089)
Identifiable intangible assets, net	(371)	(420)	(466)	(578)	(638)

Total tangible assets at end of period	$3,039,923	$3,179,340	$3,233,994	$2,962,486	$2,794,289

Equity to assets—GAAP	13.57%	12.77%	12.57%	13.73%	14.30%
Tangible equity to tangible assets—Non-GAAP	13.53%	12.74%	12.54%	13.69%	14.25%